Exhibit 10.4

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$1,000,000.00	07-05-2007	09-05-2007	600-7010984		1206	008

References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing “***” has been omitted due to text length limitations.

Borrower:	BIOVEST INTERNATIONAL INC. 324 South Hyde Park Avenue, Suite 350 Tampa, FL 33606	Lender:	PULASKI BANK 12300 OLIVE BLVD ST LOUIS, MO 63141

Principal Amount:	$1 ,000 ,000 .00	Initial Rate:	7.750%	Date of Note:	July 5, 2007

PROMISE TO PAY. BIOVEST INTERNATIONAL INC. (“Borrower”) promises to pay to PULASKI BANK (“Lender”), or order, in lawful money of the United States of America, the principal amount of One Million & 00/100 Dollars ($1,000,000.00), together with interest on the unpaid principal balance from July 5, 2007, until paid in full.

PAYMENT. Borrower will pay this loan in one principal payment of $1,000,000.00 plus interest on September 5, 2007. This payment due on September 5, 2007, will be for all principal and all accrued interest not yet paid. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning August 5, 2007, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any late charges; and then to any unpaid collection costs. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the Wall Street Journal Prime Rate of Interest. This is the base rate on corporate loans posted by at least 75% of the nation’s largest banks (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 8.250% per annum. The interest rate to be applied to the unpaid principal balance during this Note will be at a rate of 0.500 percentage points under the Index, resulting in an initial rate of 7.750% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: PULASKI BANK, 12300 OLIVE BLVD, ST LOUIS, MO 63141.

LATE CHARGE. If a payment is more than 15 days late, Borrower will be charged 5.000% of the regularly scheduled payment or $5.00, whichever is less.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, at Lender’s option, and if permitted by applicable law, Lender may add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). Upon default, the interest rate on this Note shall be increased by adding a 2.000 percentage point margin (“Default Rate Margin”). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note. In the event of a death, Lender, at its option, may, but shall not be required to, permit the Guarantor’s estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

Cure Provisions. If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within twenty (20) days; or (2) if the cure requires more than twenty (20) days, immediately initiates steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law. Lender’s attorneys’ fees and Lender’s legal expenses whether or not there is a lawsuit, including attorneys’ fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

PROMISSORY NOTE

(Continued)

Loan No: 600-7011175

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Missouri without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Missouri.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of ST LOUIS County, State of Missouri.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts.

COLLATERAL. This loan is unsecured.

RENEWAL PROVISION. Borrower and Lender acknowledge and agree that upon the maturity date (September 5, 2007) this Promissory Note may, at the Borrower’s option, be renewed for an additional 30 days upon the payment of a CASH renewal fee in the amount amount of $50,000.00 and providing 67,282 additional stock warrants priced at $1.10 per share.

EXHIBIT A. An exhibit, titled “Acknowledgment of Loan Renewal Fees Due,” is attached to this Note and by this reference is made a part of this Note just as if all the provisions, terms and conditions of the Exhibit had been fully set forth in this Note.

PRIOR NOTE. This note represents a renewal of a Promissory Note under the same loan number originally dated September 05, 2006.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

BIOVEST INTERNATIONAL INC.

By:	/s/ James A. McNulty
James A. McNulty, CFO and Secretary of BIOVEST INTERNATIONAL INC.

ACKNOWLEDGMENT OF LOAN RENEWAL FEES DUE

Principal	Loan Date	Maturity	Loan No	Call /Coll	Account	Officer	Initials
$1,000,000.00	07-05-2007	09-05-2007	600-7010984		1206	008

References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing “***” has been omitted due to text length limitations.

Borrower:	BIOVEST INTERNATIONAL INC. 324 South Hyde Park Avenue, Suite 350 Tampa, FL 33606	Lender:	PULASKI BANK 12300 OLIVE BLVD ST LOUIS, MO 63141

This ACKNOWLEDGMENT OF LOAN RENEWAL FEES DUE is attached to and by this reference is made a part of the Promissory Note, dated July 5, 2007, and executed in connection with a loan or other financial accommodations between PULASKI BANK and BIOVEST INTERNATIONAL INC.

BIOVEST INTERNATIONAL INC
324 S. HYDE PARK AVE, STE 350
TAMPA FL 33606	LOAN: 6007010984

LOAN TYPE:	SEC NON-R/E - ADJ	MATURITY DATE:	07/05/07
PRINCIPAL BALANCE:	1,000,000.00	ORIGINAL LOAN DATE:	09/05/06
CURRENT RATE:	7.7500	CREDIT LIMIT:	1,000,000.00
INTEREST THRU 08/05/07:	13,131.95	INTEREST PAID 2007:	28,104.49
ONE DAY’S INTEREST:	215.27
LATE CHARGE BALANCE:	1,738.89
COLLATERAL/PROPERTY: UNSECURED

CASH PAYMENTS DUE WITH RENEWAL:

INTEREST DUE 07/05/07:	6,458.33
INTEREST DUE 08/05/07:	6,673.62
LOAN RENEWAL FEE:	25,000.00
LATE CHARGES DUE:	1,738.89

TOTAL AMOUNT DUE: *	39,870.84	*

NON-CASH AMOUNT DUE WITH RENEWAL:

85,710 STOCK WARRANTS AT $1.10 PER SHARE.

THIS ACKNOWLEDGMENT OF LOAN RENEWAL FEES DUE IS EXECUTED ON JULY 5, 2007.

BORROWER:

BIOVEST INTERNATIONAL INC.

By:	/s/ James A. McNulty
James A. McNulty, CFO and Secretary of BIOVEST INTERNATIONAL INC.